UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ambassadors Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 13, 2015

On or about September 17, 2015, Ambassadors Group, Inc. (the “Company”) mailed to its stockholders a definitive proxy statement dated September 14, 2015 (the “Proxy Statement”) in connection with the solicitation of proxies for use at its special meeting of stockholders to be held on October 13, 2015 (the “Special Meeting”) for purposes of considering the dissolution of the Company pursuant to a Plan of Dissolution and Liquidation.  This Supplement, which describes a recent lawsuit filed against the Company, should be read in conjunction with the Proxy Statement.

Litigation

On October 8, 2015, a lawsuit was filed against Ambassadors Group, Inc. and Ambassador Programs, Inc. in the State of Missouri, docketed as People to People International v. Ambassadors Group, Inc. and Ambassador Programs, Inc., Case No. 1516-CV21344.

The lawsuit alleges, among other things, that defendants breached Ambassador Programs, Inc.’s student and adult travel and exchange agreements with People to People International when the Company declared in its press release dated July 13, 2015 that it will cease operations and close its student and adult travel business by the end of 2015, and that Ambassadors Programs, Inc. further breached such agreements by allegedly withholding payment of license fees otherwise earned for the 2015 travel season.  The lawsuit seeks, among other things, unspecified lost future profits through June 2020 and punitive damages for intentionally withholding the 2015 license fees, in addition to payment of plaintiff’s attorney fees and costs.

The Company believes that the lawsuit is without merit and intends to defend itself vigorously. There can be no assurance, however, with regard to the outcome.

The Company’s reserve estimate for claims and contingencies remains unchanged.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Special Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions prior to the Special Meeting.  Information regarding how to vote your shares is available in the Proxy Statement.

Special Note Regarding Forward-Looking Statements

This Supplement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which may be identified by their use of words like “believes,” “plans,” “expects,” “will,” “anticipates”, “intends,” “projects,” “estimates” or other words of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events. We cannot guarantee that these assumptions and expectations are accurate or will be realized. These statements are not guarantees of future performance and involve a numbers of risks, uncertainties and assumptions.

The forward looking statements contained in this Supplement, including statements relating to estimated reserves in connection with the dissolution of the Company, involve risks and uncertainties and are subject to change based on various important factors, including uncertainties relating to our ability to resolve third party claims and whether unforeseen claims are asserted against us.  Many factors, including those discussed more fully in documents filed with the Securities and Exchange Commission (the “SEC”) by the Company, particularly under the heading “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 25, 2015, and in the Proxy Statement, as well as in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could cause results to differ materially from those stated. Any forward-looking statement made by us in this Supplement or the Proxy Statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

In connection with the Special Meeting scheduled for October 13, 2015, the Company has filed with the SEC and furnished to its stockholders a definitive proxy statement dated September 14, 2015. The Company’s stockholders may obtain, without charge, a copy of the Proxy Statement, this Supplement, and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders may also obtain, without charge, a copy of the proxy materials and other relevant documents by directing a request to Ambassadors Group, Inc., c/o Investor Relations, 157 S. Howard, Suite 601, Spokane, Washington 99201.

The Proxy Statement (and this Supplement) does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Special Meeting that will be held to consider the dissolution of the Company pursuant to the Plan of Dissolution and Liquidation. Certain information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the SEC on March 30, 2015 and in the Proxy Statement.